Exhibit 10.5

PROMISSORY NOTE

(Note 2)

$6,300,000.00	Eagan, Minnesota
December 2, 2016

FOR VALUE RECEIVED, the undersigned, FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation, D&D OF MINNESOTA, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS-U, INC., a Minnesota corporation, and LAKE & HENNEPIN BBQ & BLUES, INC., a Minnesota corporation (collectively the “Borrower”), agrees and promises to pay to the order of VENTURE BANK, a Minnesota banking corporation, its endorsees, successors and assigns (“Lender”), at its principal office at 2640 Eagan Woods Drive, Eagan, Minnesota or such other place as the Lender may from time to time designate, the principal sum of six million three hundred thousand and no/100 dollars ($6,300,000.00) or so much as may from time to time be disbursed, together with interest, upon the following terms and conditions:

Section 1. Definitions. For the purposes of this Note the following terms have the following meanings:

(a)	“Basis Points” means an arithmetic expression of a percentage measured in hundredths of a percent (e.g. 50 Basis Points equals fifty hundredths of one percent).

(b)	“Business Day” means any day in that national banks are open for business in Minnesota other than a Saturday, Sunday or any federal or State of Minnesota holiday.

(c)	“Collateral” shall mean certain property of the Borrower, as more fully described in the Security Agreement.

(d)	“LIBOR Rate” shall mean the rate of interest from time to time published in The Wall Street Journal as publicly announced by the British Bankers’ Association on a daily basis as the LIBOR One-Month Rate (London Interbank Offered Rate). A change in the LIBOR Rate shall be deemed to occur as of the date of announcement of such change by The Wall Street Journal and the interest rate shall be adjusted as of that date. If publication of the LIBOR One-Month Rate in the Wall Street Journal is discontinued, Lender shall select a new rate.

(e)	“Loan Agreement” means the loan agreement of even date herewith between Borrower and Lender together with any amendments or supplements.

(f)	“Loan Documents” means this Note, Mortgage, Loan Agreement and any other documents related to the loan evidenced by this Note.

(g)	“Loan Year” means a 12 month period starting from the date of this Note and each anniversary date thereafter. For example, Loan Year 2 is the period from December 2, 2017 through December 2, 2018.

(h)	“Maturity Date” means December 2, 2023.

(i)	“Note” means this promissory note together with any amendments or supplements.

(j)	“Mortgage” means the mortgage and security agreement and fixture financing statement(s) of even date herewith given by the Borrower to the Lender mortgaging the Premises and granting a security interest in the personal property as described in the mortgage together with any amendments or supplements.

(k)	“Pledge Agreement” shall mean the Pledge Agreement of even date herewith given by the Borrower to the Lender granting a security interest in the Pledged Collateral of Borrower.

(l)	“Pledged Collateral” shall mean certain property of the Borrower, as more fully described in the Pledge Agreement.

(m)	“Premises” means certain parcel(s) of land and improvements situated in the City of Coon Rapids, County of Anoka, the Cities of Minnetonka and Plymouth, County of Hennepin, and the City of Woodbury, County of Washington, State of Minnesota, all as more fully described in the Mortgage referred to in this Note.

(n)	“Principal Balance” means the outstanding sums of money disbursed by the Lender pursuant to this Note.

(o)	“Security Agreement” shall mean the Security Agreement of even date herewith given by the Borrower to the Lender granting a security interest in the Collateral of Borrower.

(p)	“Term” means the period over which this Note is to be paid.

(q)	“Transfer” has the meaning set forth in the Loan Agreement.

Section 2. Disbursements. Disbursements under this Note are to be made pursuant to the terms and conditions of the Loan Agreement.

Section 3. Payment. This Note is payable as follows:

(a)	Commencing on January 2, 2017 and on the second (2nd) day of each month thereafter, up to the Maturity Date, Borrower will pay monthly installments of principal and interest then accrued on the Principal Balance based on a seven (7) year amortization period as of the date of this Note. Payments are subject to change quarterly, from loan origination, based upon adjustments to the interest rate as described in Section 4(b) below and fluctuations in the principal balance over the term of the loan.

(b)	On the Maturity Date, the entire Principal Balance plus accrued interest and all other charges and sums due under this Note will be due and payable in full.

Section 4. Interest Rate. The Principal Balance of this Note outstanding at the close of each day will bear interest at the following per annum rates of interest:

(a)	Interest Rate. Except as set forth to the contrary in this Section 4, from the date of this Note, the Principal Balance of this Note outstanding at the close of each day will bear interest at a definite and certain but fluctuating per annum rate of interest, adjusted monthly, equal to the LIBOR Rate plus three hundred twenty-five (325) Basis Points. The LIBOR Rate used to determine the interest rate shall be calculated by using the LIBOR Rate in effect as of the second (2nd) day of each month.

(b)	Variable Interest Rate. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower’s payments to ensure Borrower’s loan will pay off on its original final maturity date, (B) increase Borrower’s payments to cover accruing interest, (C) increase the number of Borrower’s payments, or (D) continue Borrower’s payments at the same amount and increase Borrower’s final payment.

(c)	Minimum Interest Rate. Notwithstanding anything to the contrary contained in Section 4(a) above, at no time will the per annum rate of interest payable on the Principal Balance of this Note be less than a per annum rate of interest of three and 75/100ths percent (3.75%).

(d)	Default Rate. If a Default occurs under this Note then, at the option of the Lender, the interest rate on this Note shall be increased by adding an additional 6.000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default whether or not the Lender has exercised its option to accelerate the maturity of this Note and declare the entire Principal Balance due and payable. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

Section 5. Basis of Computation. Interest will be calculated by multiplying the actual number of days elapsed in the period for which interest is being calculated by a daily rate based on a 360 day year.

Section 6. Late Charge. If any payment under this Note is ten (10) days or more late, Borrower acknowledges and agrees to pay Lender a late charge (“Late Charges”) of five percent (5%) of unpaid portion of the regularly scheduled payment or $50.00, whichever is greater, to defray the costs of Lender incident to collecting such late payment. This Late Charge will apply individually to all payments past due and there will be no daily pro rata adjustment. This provision will not be deemed to excuse a late payment or be deemed a waiver of any other rights the Lender may have including the right to declare the entire Principal Balance and interest immediately due and payable.

Section 7. Application of Payments. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to Principal Balance; then to any prepayment premium; then to any unpaid Costs of Collection; and then to any Late Charges. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing. If any payment of the Principal Balance, interest, Late Charges or other sum to be made under this Note becomes due and payable on a day other than a Business Day, the due date of such payment will be extended to the next succeeding Business Day and interest will be payable at the applicable interest rate during such extension. Upon a Default, any monies received will, at the option and direction of the Lender, be applied to any sums due under this Note or any instrument securing this Note in such order and priority as the Lender determines.

Section 8. Prepayment. Borrower may voluntarily prepay the entire Principal Balance of this Note any time without incurring any additional prepayment premium.

Section 9. Security. This Note is the Note referred to in and secured by (a) the Mortgage, (b) an Assignment of Rents and Leases given by the Borrower to Lender (“Assignment”), (c) the Security Agreement, (d) the Pledge Agreement, and (e) other security agreements, guaranties or instruments described in the Loan Agreement (“Other Security Instruments”).

Section 10. Default. Each of the following will constitute a “Default” under this Agreement: any “Event of Default” as defined in the Loan Agreement. Upon the occurrence of Default, Lender will have all remedies available under the Loan Agreement, the other Loan Documents, at law or in equity.

Section 11. Time of Essence. Time is of the essence. No delay or omission on the part of the Lender in exercising any right under this Note will operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion will not be construed as a bar to or waiver of any such right or remedy on a future occasion.

Section 12. Costs of Collection. In the event of any Default, the Borrower agrees to pay the costs of collection including reasonable attorney’s fees and costs, all other costs and fees incurred in litigation, mediation, bankruptcy and administrative proceedings and all appeals and all other costs and expenses incurred in the collection of the amounts due under this Note (“Costs of Collection”).

Section 13. Waiver of Presentment, Etc. Presentment for payment, protest and notice of non-payment are waived. Consent is given to any extension or alteration of the time or terms of payment, any renewal, any release of any part or all of the security, any acceptance of additional security of any kind, and any release of, or resort to any party liable for payment under this Note. To the extent permitted by law, all rights and benefits of any statute of limitations, and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead laws are waived.

Section 14. Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than permitted under state law) and that this section controls every other covenant and agreement in this Note and any other Loan Documents. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the indebtedness evidenced by this Note (“Indebtedness”), or if Lender’s exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts previously collected by Lender will be credited on the Principal Balance of this Note and all other Indebtedness (or, if this Note and all other Indebtedness have been or would have been paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents will immediately be deemed reformed and the amounts collectible after the reformation will be reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the documents. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Indebtedness will, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Indebtedness until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the maximum lawful rate from time to time in effect and applicable to the Indebtedness for so long as the Indebtedness is outstanding. Notwithstanding anything to the contrary contained in this Note or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

Section 15. Acceleration on Sale or Encumbrance. In the event of a Transfer without the written consent of the Lender being first obtained, whether voluntarily, involuntarily or by operation of law, then at the sole option of the Lender, the Lender may upon notice to the Borrower declare the entire Principal Balance together with accrued interest, due and payable in full. A consent by the Lender as to any one Transfer will not be deemed to be a waiver of the right to require consent to a future Transfer. Whether or not consented to by Lender, Borrower must give Lender written notice of any Transfer within fifteen (15) days after a Transfer.

Section 16. Consent to Jurisdiction. The Borrower submits and consents to personal jurisdiction of the Courts of the State of Minnesota and Courts of the United States of America sitting in such State for the enforcement of this instrument and waives any and all personal rights under the laws of any state or the United States of America to object to jurisdiction in the State of Minnesota. Litigation may be commenced in any state court of general jurisdiction for the State of Minnesota or the United States District Court located in that state, at the election of the Lender. Nothing contained in this Note will prevent Lender from bringing any action against any other party or exercising any rights against any security given to Lender, or against the Borrower personally, or against any property of the Borrower, within any other state. Commencement of any such action or proceeding in any other state will not constitute a waiver of consent to jurisdiction or of the submission made by the Borrower to personal jurisdiction within the State of Minnesota.

Section 17. Notices. Any notices and other communications permitted or required by the provisions of this Note (except for telephonic notices expressly permitted) must be in writing and will be deemed to have been properly given or served by depositing the same with the United States Postal Service, or any official successor, designated as Certified Mail, Return Receipt Requested, bearing adequate postage, or deposited with reputable private courier or overnight delivery service, and addressed as provided below. Each such notice will be effective upon being deposited or delivered as aforesaid. The time period within which a response to any such notice must be given, however, will commence to run from the date of receipt of the notice by the addressee. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given will be deemed to be receipt of the notice sent. By giving to the other party at least ten (10) days’ notice, either party will have the right from time to time to change its address and will have the right to specify as its address any other address within the United States of America.

Each notice to Lender will be addressed as follows:

Venture Bank

2640 Eagan Woods Drive

Eagan, MN 55121

Attn: Bryan Frandrup

Phone No:         (651) 289-2222

Fax No.:            (651) 289-0200

Each notice to Borrower will be addressed as follows:

Famous Dave’s of America, Inc.

D&D of Minnesota, Inc.

Famous Dave’s Ribs of Maryland, Inc.

Famous Dave’s Ribs, Inc.

Famous Dave’s Ribs-U, Inc.

Lake & Hennepin BBQ & Blues, Inc.

12701 Whitewater Drive, Suite 200

Minnetonka, MN 55343

Attn: Chief Executive Officer

Phone No:         (952) 294-1300

Fax No.:            (        )

Section 18. Governing Law. Notwithstanding the place of execution of this instrument, the parties to this instrument have contracted for Minnesota law to govern this instrument and it is agreed that this instrument is made pursuant to and will be construed and governed by the laws of the State of Minnesota without regard to principles of conflicts of laws. The extension of credit under this Note is made under Section 47.59 of Minnesota Statutes.

Section 19. Adjustable Rate. This Note provides for adjustments in its interest rate.

Section 20. Waiver of Jury Trial. THE BORROWER WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH ANY PARTIES TO THIS INSTRUMENT ARE INVOLVED DIRECTLY OR INDIRECTLY AND ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS INSTRUMENT OR THE RELATIONSHIP ESTABLISHED UNDER THIS INSTRUMENT, AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE OF THIS INSTRUMENT.

Section 21. Right of Set-Off. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

(signature page follows)

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be duly executed by its authorized representative, all on the date and year first written above.

BORROWER:

FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation,

By:	/s/ Dexter Newman
Dexter Newman, its Chief Financial Officer

D&D OF MINNESOTA, INC., a Minnesota corporation,

By:	/s/ Dexter Newman
Dexter Newman, its Chief Financial Officer

FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation,

By:	/s/ John P. Beckman
John P. Beckman, its President

FAMOUS DAVE’S RIBS, INC., a Minnesota corporation,

By:	/s/ Dexter Newman
Dexter Newman, its Chief Financial Officer

signature page to Promissory Note 2

-re: Famous Dave’s Loan

S-1

FAMOUS DAVE’S RIBS-U, INC., a Minnesota corporation,

By:	/s/ Dexter Newman
Dexter Newman, its Chief Financial Officer

LAKE & HENNEPIN BBQ & BLUES, INC., a Minnesota corporation,

By:	/s/ Dexter Newman
Dexter Newman, its Chief Financial Officer

signature page to Promissory Note 2

-re: Famous Dave’s Loan

S-2